Exhibit 10.3

Promissory Note

1.   Unconditional payment on MM DD, YYYY according to this note payable at sight to

Mainland China Enterprise, China Construction Bank, Taipei Branch

☐ NTD ■ USD 10 million only

2.   Place of payment:

3.   The interest is calculated and paid according to the following Article from the agreed note issuing date:

(1)  Use the fixed interest rate and calculate and paid the interest according to % of the annual rate

(2)  Calculate the interest according to % of the annual rate; when the benchmark interest rate of the bank is adjusted (according to ), calculate the interest according to the new declared benchmark interest rate (according to ) plus % annual rate from the adjustment date

(3)  Calculate the interest according to % of the annual rate; when Chunghwa Post Co., Ltd adjusts fixed deposit floating interest rate, calculate the interest according to adjusted interest rate plus % annual rate from the adjustment date

(4)  Other agreements:

4.   Protest waived for this note, and the notification obligation in Article 89 of the Negotiable Instruments Act is also waived.

5.   Calculation of the penalty: If the overdue period is within six months, the interest shall increase 10% based on the original interest rate; if the overdue period exceeds six months, after six months overdue to the end of the pay-off date, the interest shall increase 20% based on the original interest rate.

Drawer: Applied Optoelectronics, Inc., Taiwan Branch

Unified Business No. (or ID Number): 28410552

Address: No.18, Gong 4th Rd., Linkou Dist., New Taipei City 24452, Taiwan (R.O.C.)

Drawer:

Unified Business No. (or ID Number):

Address:

Drawer:

Unified Business No. (or ID Number):

Address:

Drawer:

April 22nd, 105 of ROC

Please seal on the perforation

Letter of Authorization

The promisors hereby jointly issue the above promissory note and deliver it to your bank. If any situation specified in the loan contract (including but not limited to the Article 13 of loss of period benefit of Part A of the Comprehensive Credit Line Agreement and General Contract) occurs, your bank is hereby authorized to fill in the due date, interest rate, and place of payment and is free from the notification obligation in Article 89 of the Negotiable Instruments Act according to the pay-off date and other regulations stipulated in relevant loan contract to exercise the rights on the note.

Sincerely,

Mainland China Enterprise China Construction Bank, Taipei Branch

Promisor (drawer): Applied Optoelectronics, INC., Taiwan Branch

Promisor (drawer): Chih-Hsiang Lin	(Signature and seal):
Promisor (drawer):	(Signature and seal):
Promisor (drawer):	(Signature and seal):

Guarantee verified by
Date	2016-4-22
Place	No. 18, Gong 4th Rd., Linkou Dist., New Taipei City

Supervisor	Handled by	Seal checked by	Account	xxxxxxxx